Press Release

July 29, 2016	FOR IMMEDIATE RELEASE
CTS Announces Second Quarter 2016 Results
Gross margin growth from continued operational improvement
Strong new business wins
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced second quarter 2016 results.

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Sales were $98.7 million, up 2.1% from the first quarter of 2016 and down 1.4% from the second quarter of 2015. Second quarter of 2016 sales to automotive customers decreased 1.6% from the first quarter of 2016. The company’s single crystal acquisition, completed on March 11, 2016, added $3.1 million of sales in the second quarter of 2016. Excluding sales from the single crystal acquisition, sales of electronic components increased 2.4% from the first quarter of 2016.

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Net earnings were $14.5 million or $0.44 per diluted share, which included a gain on the sale of the Company’s Canadian facility of $0.21 per diluted share, net of costs related to the sale. Net earnings were $19.1 million or $0.57 per diluted share in the second quarter of 2015, which included $0.32 of one-time net favorable tax items and $0.05 for restructuring.

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Adjusted EPS was $0.26 per diluted share versus $0.26 in the first quarter of 2016 and $0.30 in the second quarter of 2015. The year-over-year impact on adjusted EPS was driven by higher net interest expense and a higher tax rate.

•	New business awards were $135 million in the second quarter.
“We are pleased with another strong quarter of new business awards as we make progress on our organic growth efforts,” said Kieran O’Sullivan, CEO of CTS Corporation. “On the operations front, gross margins improved both year-over-year and sequentially as we continue to focus on operational execution. The integration of our single crystal acquisition is progressing well. We also reduced our debt significantly from the first quarter when the acquisition was completed.”
2016 Guidance
Management continues to monitor trends in CTS’ end markets and reaffirms its prior guidance. Full year 2016 sales are expected to be in the range of $390 to $410 million, which includes sales related to the single crystal acquisition. Adjusted earnings per diluted share for 2016 are expected to be in the range of $0.95 to $1.06.

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Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the second quarter financial results. The dial-in number is 888-510-1786 (719-325-2402, if calling from outside the U.S.). The conference I.D. number is 8164150. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Friday, August 12, 2016. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 8164150. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and supplies these products to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets.
For more information visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

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Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
2375 Cabot Drive
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: Ashish.Agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 28,	June 30,	June 28,
	2016	2015	2016	2015
Net sales	$98,693	$100,071	$195,398	$198,382
Cost of goods sold	64,236	66,698	127,472	132,873
Gross Margin	34,457	33,373	67,926	65,509
Selling, general and administrative expenses	15,764	15,224	30,411	30,935
Research and development expenses	5,967	5,487	12,130	10,686
Restructuring and impairment charges	206	2,118	206	2,856
(Gain) loss on sale of assets	(11,577)	2	(11,351)	(1)
Operating earnings	24,097	10,542	36,530	21,033
Other (expense) income:
Interest expense	(1,009)	(653)	(1,829)	(1,241)
Interest income	331	853	879	1,641
Other (expense) income	(1,240)	117	(1,436)	(1,570)
Total other (expense) income	(1,918)	317	(2,386)	(1,170)
Earnings before income taxes	22,179	10,859	34,144	19,863
Income tax expense (benefit)	7,692	(8,221)	11,794	(5,504)
Net earnings	$14,487	$19,080	$22,350	$25,367
Earnings per share:
Basic	$0.44	$0.58	$0.68	$0.76
Diluted	$0.44	$0.57	$0.67	$0.75

Basic weighted – average common shares outstanding:	32,759	33,080	32,695	33,243
Effect of dilutive securities	466	471	485	497
Diluted weighted – average common shares outstanding	33,225	33,551	33,180	33,740

Cash dividends declared per share	$0.04	$0.04	$0.08	$0.08

See notes to unaudited condensed consolidated financial statements.

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	June 30,	December 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$119,912	$156,928
Accounts receivable, net	62,125	54,563
Inventories, net	25,978	24,600
Other current assets	12,457	9,863
Total current assets	220,472	245,954
Property, plant and equipment, net	76,973	69,872
Other Assets
Prepaid pension asset	37,712	33,779
Goodwill	61,744	33,865
Other intangible assets, net	67,567	34,758
Deferred income taxes	54,212	63,809
Other	1,154	1,336
Total other assets	222,389	167,547
Total Assets	$519,834	$483,373
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$41,679	$40,299
Accrued payroll and benefits	8,501	7,147
Accrued liabilities	46,915	47,174
Total current liabilities	97,095	94,620
Long-term debt	110,800	90,700
Post retirement obligations	7,105	7,230
Other long-term obligations	2,200	9,169
Total Liabilities	217,200	201,719
Shareholders’ Equity
Common stock	302,146	300,909
Additional contributed capital	39,824	41,166
Retained earnings	401,569	381,840
Accumulated other comprehensive loss	(97,649)	(99,005)
Total shareholders’ equity before treasury stock	645,890	624,910
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	302,634	281,654
Total Liabilities and Shareholders’ Equity	$519,834	$483,373
See notes to unaudited condensed consolidated financial statements.

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
	June 30, 2016	June 28, 2015	June 30, 2016	June 28, 2015
GAAP diluted earnings per share	$0.44	$0.57	$0.67	$0.75

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	—	0.05	—	0.07
Increase in the recognition of uncertain tax benefits	—	0.15	—	0.15
Change in treatment of certain foreign taxes	—	(0.47)	—	(0.47)
Gain on sale of facilities, net of expenses	(0.21)	—	(0.21)	—
Foreign currency loss	0.03	—	0.04	—
Transaction costs	—	—	0.01	—
Adjusted diluted earnings per share	$0.26	$0.30	$0.51	$0.50

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
	June 30, 2016	June 28, 2015	June 30, 2016	June 28, 2015
Depreciation and amortization expense	$4,904	$4,028	$8,925	$8,093
Equity-based compensation expense	$685	$842	$967	$2,362

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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